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                                                                    Exhibit 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

The Board of Directors
Taconic Technology Corp.



We consent to the use of our reports included on page F-64 herein and to the reference to our firm under the heading "Experts" in the Form S-4 Registration Statement filed by Avalon Cable LLC, Avalon Cable Holdings Finance, Inc., Avalon Cable of Michigan Holdings, Inc., Avalon Cable of Michigan, Inc.



Albany, New York
March 31, 1999